EXHIBIT 1.1

Southern California Gas Company

First Mortgage Bonds

Underwriting Agreement

November 18, 2008

To the Representatives of the several

    Underwriters named in the

    respective Pricing Agreements

    hereinafter described

Ladies and Gentlemen:

From time to time, Southern California Gas Company, a California corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its first mortgage bonds (the “First Mortgage Bonds”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Bonds”).

The terms and rights of any particular issuance of Designated Bonds shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.

1. Particular sales of Designated Bonds may be made from time to time to the Underwriters of such First Mortgage Bonds, for whom the firms designated as representatives of the Underwriters of such First Mortgage Bonds in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the First Mortgage Bonds or as an obligation of any of the Underwriters to purchase any of the First Mortgage Bonds. The obligation of the Company to issue and sell any of the First Mortgage Bonds and the obligation of any of the Underwriters to purchase any of the First Mortgage Bonds shall be evidenced by the Pricing Agreement with respect to the Designated Bonds specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Bonds, the initial public offering price of such Designated Bonds, the purchase price to the Underwriters of such Designated Bonds, the names of the Underwriters of such Designated Bonds, the names of the Representatives of such Underwriters and the principal amount of such Designated Bonds to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Bonds and payment therefor. The Pricing

Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Bonds. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-134289) (such registration statement, as amended, the “Initial Registration Statement”) in respect of the First Mortgage Bonds and certain other securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendments thereto subsequent to the date hereof, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Initial Registration Statement but including all documents incorporated by reference in the prospectus contained in such Initial Registration Statement, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which, if so filed, became effective upon filing, no other document with respect to the Initial Registration Statement or any document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than documents filed after the filing date of the Initial Registration Statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

As used in this Agreement:

(i) “Applicable Time” has the meaning set for the in the applicable Pricing Agreement;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Designated Bonds became, or is deemed to have become, effective under the Act in accordance with the rules and regulations thereunder (the “Rules and Regulations”);

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Designated Bonds;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Designated Bonds included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Designated Bonds;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and included in Schedule IV to the applicable Pricing Agreement, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the First Mortgage Bonds, dated June 7, 2006, including any prospectus supplement thereto relating to the Designated Bonds, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective but excluding any Form T-1, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective.

Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be, as of the date of filing of such document; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof);

(b) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations and the Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable Effective Date as to the Registration Statement and any amendments thereto and as of the applicable filing date and the applicable time of delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to the statements made in the Registration Statement under “Description of First Mortgage Bonds—Ranking,” “—Optional Redemption,” “—Renewal Fund,” “—Events of Default,” and “—Remedies,” the term “Registration Statement” in this representation and warranty shall mean the Registration Statement as modified to the date hereof.

(d) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

The representations and warranties in the preceding subsections (b), (c) and (d) shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (and the documents incorporated by reference therein) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Bonds through the Representatives expressly for use therein.

(f) The Company and its subsidiaries taken as a whole have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the date as of which information is given in the Pricing Disclosure Package and the Prospectus there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not subject it to material liability or disability; the subsidiaries of the Company, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X;

(h) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

(i) The First Mortgage Bonds have been duly authorized for issuance and sale by the Company and, when the Designated Bonds are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Bonds, such Designated Bonds will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Bonds (as defined in Section 4 hereof), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Designated Bonds will conform, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented with respect to such Designated Bonds;

(j) Each of the this Agreement and the applicable Pricing Agreement has been duly authorized, executed and delivered by the Company;

(k) The issue and sale of the First Mortgage Bonds and the compliance by the Company with all of the provisions of the First Mortgage Bonds, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the material properties or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its material properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the First Mortgage Bonds or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture, except such as have been obtained under the Act, the Trust Indenture Act and from the Public Utilities Commission of the State of California and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the First Mortgage Bonds by the Underwriters;

(l) The statements set forth in the Pricing Disclosure Package and the Prospectus as amended or supplemented under the captions “Description of First Mortgage Bonds” and “Supplemental Description of First Mortgage Bonds (or similar caption),” insofar as they purport to constitute a summary of the terms of the First Mortgage Bonds or the Indenture, and under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(m) The Company is not (i) in violation of its Articles of Incorporation or Bylaws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for such defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(n) Other than as set forth in the Pricing Disclosure Package and the Prospectus, (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject except for such proceedings which, if determined adversely to the Company or any of its subsidiaries, would not reasonably be expected individually or in the aggregate to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole and (ii) to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) The Company is not and after giving effect to the offering and sale of the First Mortgage Bonds, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries taken as a whole, is an independent registered public accounting firm as required by the Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board;

(q) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(r) The Company and each of its consolidated subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(s) The Company and each of its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(t) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them, except where the failure to possess such certificates, authorities or permits, individually or in the aggregate, would not have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(u) The Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable state, federal, local and foreign laws and regulations relating to the operation and ownership of a public utility, including, without limitation, those relating to the distribution and transmission of natural gas, except to the extent that any failure so to comply or conform would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(v) The Public Utilities Commission of the State of California has duly authorized the issuance and sale of the Designated Bonds by the Company on the terms set forth in the Prospectus and in this Agreement, such authorizations are in full force and effect and no authorization of any other governmental agency having regulatory jurisdiction over the Company is required for such issuance and sale except such as may be required by the securities or blue sky laws of any jurisdiction;

(w) The Company and its subsidiaries hold all franchises, certificates of public convenience and necessity, permits, licenses and easements necessary to own, operate and maintain their properties as described in the Prospectus except to the extent that such failure, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(x) The Company and its subsidiaries have good and valid title to all the principal plants and other important units of their property and to all other real estate and fixed property (including plants, machinery and equipment) specifically described in the Indenture as subject to the lien thereof (except property theretofore retired or released from such lien in accordance with the terms of the Indenture) subject only to Permissible Encumbrances (as defined in the Indenture) and other liens and charges permitted by the Indenture and such liens, charges, encumbrances, defects, qualifications, exceptions and other matters affecting title, possession or use as are set forth or referred to in the Prospectus or which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(y) The indenture originally dated as of October 1, 1940 (the “Base Indenture”) between the Company and U.S. Bank Trust National Association, as successor trustee, as supplemented and amended by indentures supplemental thereto and amendatory thereof (each a “Supplemental Indenture” and the Base Indenture together with all Supplemental Indentures is referred to herein and in the Pricing Agreement as the “Indenture”) has been duly recorded in all offices of county recorders or clerks of all counties in the State of California in which any real property subject to the lien of the Indenture is located and appropriate financing statements in respect of personal property and fixtures have been filed in the Office of the Secretary of State of the State of California and no other filing or recordation is necessary for the perfection and preservation of the lien created thereby except for recordations required in respect of after-acquired real property;

(z) The Indenture constitutes, as security for the Designated Bonds, a valid and subsisting lien to the extent that it purports to be such on all the present properties of the Company (including plants, machinery, equipment, real estate and fixed property), rights and franchises of the Company and its subsidiaries (other than those properties excepted or released from the lien of the Indenture by its terms) subject only to Permissible Encumbrances and other liens and charges permitted by the Indenture and such liens, charges and encumbrances, defects, qualifications, exceptions and other matters as are set forth or referred to in the Prospectus, or which would not reasonably be expected materially to affect the security for the Designated Bonds, and upon acquisition thereafter by the Company of similar properties the Indenture will, subject to liens existing thereon at the time of acquisition, create such lien thereon; and

(aa) Other than as set forth in the Prospectus, there are no legal proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject except for such proceedings which, if determined adversely to the Company, would not individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

3. Upon the execution of the Pricing Agreement applicable to any Designated Bonds and authorization by the Representatives of the release of such First Mortgage Bonds, the several Underwriters propose to offer such First Mortgage Bonds for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4. Designated Bonds to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered through the facilities of The Depository Trust Company by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such First Mortgage Bonds.

5. The Company agrees with each of the Underwriters of any Designated Bonds:

(a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Bonds in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Bonds or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such First Mortgage Bonds and prior to the Time of Delivery for such First Mortgage Bonds which shall be disapproved by the Representatives for such First Mortgage Bonds promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such First Mortgage Bonds, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the First Mortgage Bonds, of the suspension of the qualification of such First Mortgage Bonds for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, or of the Company becoming the subject of a proceeding under Section 8A of the Act in connection with the offering of the First Mortgage Bonds or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the First Mortgage Bonds or suspending any such qualification, to promptly use commercially reasonable efforts to obtain the withdrawal of such order;

(b) To prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the applicable Designated Bonds, in the form attached to the applicable Pricing Agreement, and file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date of the Pricing Agreement relating to such Designated Bonds; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object;

(c) If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such First Mortgage Bonds for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such First Mortgage Bonds, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of any Pricing Agreement for such Designated Bonds, or such later time or date as agreed to by the Company and the Representatives, and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of such Designated Bonds and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date of the Pricing Agreement for such Designated Bonds and continuing to and including the later of (i) the termination of trading restrictions for such First Mortgage Bonds, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Bonds, not to offer, sell, contract to sell or otherwise dispose of any First Mortgage Bonds, without the prior written consent of the Representatives;

(h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(i) To apply the net proceeds from the sale of the Designated Bonds as set forth in the Pricing Disclosure Package and the Prospectus; and

(j) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Designated Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the prior written consent of the Representatives and the Company shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule IV to the applicable Pricing Agreement; and provided further, however, that prior to the preparation of the Final Term Sheet in accordance with Section 5(b), the Underwriters are authorized to use the information with respect to the final terms of the Designated Bonds in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the First Mortgage Bonds under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the First Mortgage Bonds; (iii) all expenses in connection with the qualification of the First Mortgage Bonds for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the First Mortgage Bonds; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by The Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the First Mortgage Bonds; (vi) the cost of preparing the First Mortgage Bonds; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the First Mortgage Bonds; (viii) any fees and expenses in connection with listing the First Mortgage Bonds and the cost of registering the First Mortgage Bonds under Section 12 of the Exchange Act; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the First Mortgage Bonds by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters of any Designated Bonds under the Pricing Agreement relating to such Designated Bonds shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Bonds are, at and as of the Time of Delivery for such Designated Bonds, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to the applicable Designated Bonds shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing (without reliance on Rule 424(b)(8) by the Rules and Regulations and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of the applicable Pricing Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Bonds, with respect to the Registration Statement and the Prospectus as amended or supplemented, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Gary W. Kyle, Chief Corporate Counsel of Sempra Energy, a California corporation and the ultimate parent of the Company, shall have furnished to the Representatives a written opinion, dated the Time of Delivery for such Designated Bonds, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not subject it to material liability or disability;

(ii) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) To the best of such counsel’s knowledge and other than as set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected individually or in the aggregate to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv) This Agreement and the Pricing Agreement with respect to the Designated Bonds have been duly authorized, executed and delivered by the Company;

(v) The Designated Bonds have been duly authorized, executed, authenticated, issued and delivered by the Company and the Designated Bonds and the Indenture conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(vi) The Indenture has been duly authorized, executed and delivered by the Company; and the Indenture has been duly qualified under the Trust Indenture Act;

(vii) The Company and its subsidiaries hold all franchises, certificates of public convenience and necessity, permits, licenses and easements necessary to own, operate and maintain their properties as described in the Prospectus except to the extent that such failure, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(viii) The Base Indenture and each Supplemental Indenture has been duly recorded (or arrangements have been made for the prompt recording) in all offices of county recorders or clerks of all counties in the State of California in which any real property subject to the lien of the Indenture is located and appropriate financing statements in respect of personal property and fixtures have been filed in the Office of the Secretary of State of the State of California and no other filing or recordation is necessary for the perfection and preservation of the lien created thereby except for recordations required in respect of after-acquired real property;

(ix) The Indenture constitutes, as security for the Designated Bonds, a valid and subsisting first lien to the extent that it purports to be such on all the present properties of the Company (including plants, machinery, equipment, real estate and fixed property described above), rights and franchises of the Company (other than those properties excepted or released from the lien of the Indenture by its terms) subject only to Permissible Encumbrances and other liens and charges permitted by the Indenture and such liens, charges and encumbrances, defects, qualifications, exceptions and other matters as are set forth or referred to in the Prospectus, or which do not, in such counsel’s opinion, materially affect the security for the Designated Bonds, and upon acquisition thereafter by the Company of similar properties the Indenture will, subject to liens existing thereon at the time of acquisition, create such lien thereon;

(x) The issue and sale of the Designated Bonds and the compliance by the Company with all of the provisions of the Designated Bonds, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Bonds and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its material properties or assets is subject, nor will such actions result in any violation of the provisions of the Restated Articles of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its material properties;

(xi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its material properties is required for the issuance and sale of the Designated Bonds or the consummation by the Company of the transactions contemplated by this Agreement or such Pricing Agreement or the Indenture, except such as have been obtained under the Act, the Trust Indenture Act and from the

Public Utilities Commission of the State of California and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Bonds by the Underwriters; the Public Utilities Commission of the State of California has duly authorized the issuance and sale of the Designated Bonds by the Company on the terms set forth in the Pricing Disclosure Package and the Prospectus and in this Agreement and such authorizations are in full force and effect;

(xii) The Company is not (i) in violation of its Articles of Incorporation or Bylaws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for such defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(xiii) The statements set forth in the Pricing Disclosure Package and the Prospectus as amended or supplemented under the captions “Description of First Mortgage Bonds” and “Supplemental Description of First Mortgage Bonds,” insofar as they purport to constitute a summary of the terms of the First Mortgage Bonds or the Indenture, and under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(xiv) The Company is not, and after giving effect to the offering and sale of the Designated Bonds, will not be, an “investment company,” as such term is defined in the Investment Company Act;

(xv) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements or schedules or other financial data included or incorporated by reference in, or omitted from, the Prospectus as amended or supplemented; and

(xvi) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery for the Designated Bonds (in each case, excluding the documents incorporated by reference therein) comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Act, and the requirements under the Trust Indenture Act and the rules and regulations of the Commission thereunder, it being understood, however, that such counsel expresses no opinion with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus as amended or supplemented or with respect to any Form T-1. In passing upon the compliance as to the form of the Registration Statement and the Prospectus as amended or supplemented (in each case, excluding the documents incorporated by reference therein), except for those statements referred to in the opinion in subsection (xiii) of this Section 7(c), such counsel has assumed that the statements made and incorporated by reference therein are correct and complete.

(d) Counsel for the Company satisfactory to the Representatives shall have furnished to the Representatives their written opinion or opinions, dated each Time of Delivery for such Designated Bonds, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Indenture, as supplemented by the applicable Supplemental Indenture, has been qualified under the Trust Indenture Act;

(ii) Each of the Indenture, assuming the due authorization, execution and delivery thereof, is, and the applicable Supplemental Indenture, upon due execution and delivery thereof, will be, the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(iii) The Designated Bonds, when executed, issued and authenticated in accordance with the terms of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Pricing Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. A registered holder of the Designated Bonds will be a beneficiary under the Indenture, as supplemented by the applicable Supplemental Indenture;

(iv) The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date (in each case, excluding the documents incorporated by reference therein), each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act, and the requirements under the Trust Indenture Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to any Form T-1. For purposes of this paragraph, such counsel has assumed that the statements made in the Registration Statement and the Prospectus are correct and complete; and

(v) The Registration Statement has become effective under the Act, and, based solely on telephone conversations with representatives of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated or threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rules 424(b) and 430B under the Act.

In addition, such counsel shall provide a statement to the effect that such counsel has participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company and representatives of the Underwriters, during which the contents of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus as amended or supplemented and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented and has not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel’s attention that caused them to believe that:

(i) the Registration Statement, as of the date of the Prospectus, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the documents incorporated therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading;

(ii) the Pricing Disclosure Package, at the Applicable Time (together with the documents incorporated therein), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Prospectus, as of its date or as of the Time of Delivery, (together with the documents incorporated therein), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any documents incorporated by reference therein or any Form T-1.

(e) On the date of the Pricing Agreement for such Designated Bonds at a time prior to the execution of the Pricing Agreement with respect to such Designated Bonds, and at the Time of Delivery for such Designated Bonds, the Company’s independent registered public accounting firm that has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, and a letter dated such Time of Delivery reaffirming the statements made in their letter dated the date of the Pricing Agreement, except that the specified date referred to in such letter delivered on such Time of Delivery shall be a date not more than three days prior to the Time of Delivery, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(f) (i) The Company and its subsidiaries, taken as a whole shall have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Bonds any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Bonds, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Bonds there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Bonds, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse to the Company and its subsidiaries, taken as a whole, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Bonds on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus as first amended or supplemented relating to the Designated Bonds;

(g) At or after the Applicable Time relating to the Designated Bonds (i) no downgrading shall have occurred in the rating accorded any of the Company’s secured debt by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, other than a downgrade by Fitch Ratings to not lower than A+, and (ii) no such organization, other than Fitch Ratings, shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s secured debt;

(h) On or after the date of the Pricing Agreement relating to the Designated Bonds there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Bonds on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus as first amended or supplemented relating to the Designated Bonds;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of any Pricing Agreement for such Designated Bonds; and

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Bonds a certificate of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the First Mortgage Bonds, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the First Mortgage Bonds or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Bonds through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Designated Bonds.

(b) Each Underwriter severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the First Mortgage Bonds, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the First Mortgage Bonds or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8, if the Representatives shall have reasonably concluded that there may be one or more legal defenses available to the Underwriters and their respective officers, employees and controlling persons that are different from or additional to those available to the Company and its officers, employees and controlling persons, and the fees and expenses of a single separate counsel (in addition to local counsel) shall be paid by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Bonds on the other from the offering of the First Mortgage Bonds to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Bonds on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Bonds in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such First Mortgage Bonds and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Designated Bonds which it has agreed to purchase under the Pricing Agreement relating to such Designated Bonds, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Bonds on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Bonds, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Bonds on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Bonds, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Bonds, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Bonds for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Bonds.

(b) If, after giving effect to any arrangements for the purchase of the Designated Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Bonds which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Bonds, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Bonds which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Bonds and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Bonds which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Bonds which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Bonds, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Bonds of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Bonds shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the First Mortgage Bonds.

11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Bonds covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Bonds are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Bonds, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Bonds except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, the Representatives of the Underwriters of Designated Bonds shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the First Mortgage Bonds from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Designated Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated hereby or the process leading thereto. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean, unless otherwise expressly stated, any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Underwriters plus one for each counsel counterparts hereof.

(Signature Page Follows)

Very truly yours, Southern California Gas Company

By:	/s/ Robert Schlax
Name: Robert Schlax Title: Vice President, Controller and Chief Financial Officer

Accepted as of the date hereof:

J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi Title: Vice President

Calyon Securities (USA) Inc.

By:	/s/ Jean Francois Deroche
Name: Jean Francois Deroche Title: Executive Vice President

BNP Paribas Securities Corp.

By:	/s/ Jim Turner
Name: Jim Turner Title: Managing Director Head of Debt Capital Markets

Blaylock Robert Van, LLC

By:	/s/ Clifford Swint
Name: Clifford Swint Title: Executive Vice President

Cabrera Capital Markets, LLC

By:	/s/ Robert Aguilar
Name: Robert Aguilar Title: Chief Operating Officer

[Underwriting Agreement]

ANNEX I

Pricing Agreement

                    , 2008

Ladies and Gentlemen:

Southern California Gas Company, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated                     , 2008 (the “Underwriting Agreement”) between the Company on the one hand and                      (the “Underwriters”) on the other hand, to issue and sell to the Underwriters named in Schedule I hereto the First Mortgage Bonds specified in Schedule II hereto (the “Designated Bonds”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement and the Applicable Time (as defined herein), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement and the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Designated Bonds which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Bonds pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, and a Final Term Sheet (as defined in the Underwriting Agreement) relating to the Designated Bonds, in the form attached hereto as Schedule III, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Bonds set forth opposite the name of such Underwriter in Schedule I hereto.

Annex I-1

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, Southern California Gas Company

By:
Name: Title:

Accepted as of the date hereof:

Name: Title:

By:
Name: Title:

By:
Name: Title:

Annex I-2

SCHEDULE I

Underwriter	Principal Amount of Designated Bonds to be Purchased
[Names of Underwriters]	$
[Names of Underwriters]

Total	$

Schedule I-1

SCHEDULE II

Title of Designated Bonds:

[            %] [Floating Rate] [Zero Coupon] [First Mortgage Bonds] due 20

Aggregate principal amount:

$

Price to Public:

            % of the principal amount of the Designated Bonds, plus accrued interest[, if any,] from                  to                  [and accrued amortization[, if any,] from                  to                 ]

Purchase Price by Underwriters:

            % of the principal amount of the Designated Bonds[, plus accrued interest from                  to                 ] [and accrued amortization[, if any,] from                  to                 ]

Form of Designated Bonds:

[Definitive form to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of [The Depository Trust Company or its designated custodian] [the Representatives]]

[Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.]

Specified funds for payment of purchase price:

Federal (same day) funds

Applicable Time:

                 a.m./p.m. (New York City time)                 , 200     or such other time as agreed by the Company and the Representatives

Time of Delivery:

                 a.m. (New York City time),                 , 2008

Indenture:

Indenture dated October 1, 1940, as amended and supplemented to date, including the Supplemental Indenture dated as of , 2008, between the Company and U.S. Bank National Association, as successor trustee

Schedule II-1

Maturity:

Interest Rate:

[            %] [Zero Coupon] [See Floating Rate Provisions] [See Adjustable Rate Provisions]

Interest Payment Dates:

[                 and                 , commencing                 , 200    ]

Redemption Provisions:

[No provisions for redemption]

[The Designated Bonds may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of the greater of the following amounts: (a) 100% of the principal amount of the Designated Bonds being redeemed on the date fixed for such redemption (the “Redemption Date”); or (b) the sum of the present values of the remaining scheduled payments of principal and interest (as adjusted for any announced rating change as of the date of the notice of redemption, whether or not effective) on the bonds being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis,]

[on or after                  at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before                 ,             %, and if] redeemed during the 12-month period beginning                 ,

Year	Redemption Price
.

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling on or after                 , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

[Restriction on refunding]

Schedule II-2

Sinking Fund Provisions:

[No sinking fund provisions]

[The Designated Bonds are entitled to the benefit of a sinking fund to retire [$            ] principal amount of Designated Bonds on                  in each of the years          through          at 100% of their principal amount plus accrued interest[, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$            ] principal amount of Designated Bonds in the years          through          at 100% of their principal amount plus accrued interest.]

[If Designated Bonds are floating rate debt securities, insert—

Floating rate provisions:

Initial annual interest rate will be             % through                  [and thereafter will be adjusted [monthly] [on each             ,             , and ] [to an annual rate of             % above the average rate for         -year [month][securities][certificates of deposit] issued by                  and                  [insert names of banks]                 ] [and the annual interest rate [thereafter] [from                  through                 ] will be the interest yield equivalent of the weekly average per annum market discount rate for         -month Treasury bills plus             % of Interest Differential (the excess, if any, of (i) the then current weekly average per annum secondary market yield for         -month certificates of deposit over (ii) the then current interest yield equivalent of the weekly average per annum market discount rate for         -month Treasury bills); [from                  and thereafter the rate will be the then current interest yield equivalent plus             % of Interest Differential].]

Adjustable rate provisions:

Initial annual interest rate will be             % [and in the event of a downgrade in the First Mortgage Bonds rating of the Company by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Rating Service (“S&P”) below the specified ratings, and in the event of subsequent upgrades or downgrades, the interest rate on the Designated Bonds will be adjusted. Following an adjustment, the annual interest rate will be equal to the initial interest rate of             % plus the sum of the applicable Moody’s adjustment amount and the applicable S&P adjustment amount.

Beginning with the first Interest Payment Date for the Designated Bonds after a rating change, the Designated Bonds will bear interest at an adjusted interest rate. Subsequent interest rate adjustments, whether the adjustment is up or down, will also become effective on the first Interest Payment Date after such rating change. In no event will the annual interest rate on the Designated Bonds be less than the initial rate of             % or greater than an annual interest rate of             %.]

Schedule II-3

Closing location for delivery of Designated Bonds:

Additional Closing Conditions:

Names and addresses of Underwriters:

Address for Notices, etc.:

[Other Terms]:

Schedule II-4

SCHEDULE III

Final Term Sheet

●, 2008

Issuer: Southern California Gas Company

Security: ●

Aggregate Principal Amount Offered: $●

Interest Payment Dates: ● and ●, commencing ●

Coupon: ●%

Maturity: ● ● , 20●●

Yield to Maturity: ●%

Spread to Benchmark Treasury: ● basis points

Benchmark Treasury: ●% due ● ●, 20● ●

Benchmark Treasury Yield: ●%

Optional Redemption Provision: Make Whole Call UST + ● basis points

Price to Public: ●%

Settlement Date: ● ●, 200●

CUSIP: ●

Anticipated Ratings:

Joint Book-Running Managers:

Co-Managers:

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling or e-mailing ● at 1-● or ●.

Schedule III-1

SCHEDULE IV

The Final Term Sheet attached as Schedule III to the Pricing Agreement

Schedule IV-1